Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 14, 2013 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appear in AXT, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2012.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

May 22, 2013